EXHIBIT 99.1

TRANSCRIPT OF STEWART & STEVENSON’S CONFERENCE
CALL HELD SEPTEMBER 16, 2003

OPERATOR: Good morning, ladies and gentlemen, and thank you for standing by. Welcome to the Stewart & Stevenson conference call. At this time, all participants are in a listen-only mode. Following today’s presentation, instructions will be given for the question-and-answer session. If anyone requires assistance at any time during today’s presentation, please press the star followed by the zero for an operator. As a reminder, this conference is being recorded Tuesday, September 16th, of 2003.

At this time, I’d like to turn the presentation over to Ken Dennard, Managing Partner with DRG&E. Please go ahead, sir.

KEN DENNARD, MANAGING PARTNER, DENNARD RUPP GRAY AND EASTERLY:  Thank you, Andrew [ph], and good morning, everyone. We appreciate you joining us for Stewart & Stevenson Services’ conference call to review yesterday afternoon’s news release. We’d also like to welcome our Internet participants who are listening to the call simulcast through the Stewart & Stevenson website. Please note that information reported on this call speaks only as of today, September 16th, 2003, and, therefore, you are advised that time-sensitive information may no longer be accurate as of the time of any replay. Additionally, as you know, management today is going to discuss certain subjects that will contain forward-looking information, including known events and developments that may have an impact on the company’s future operating results. We caution that the actual results could differ materially from those that management might be describing in today’s discussions. Additional detailed information concerning the number of factors that could cause actual results to differ materially from today’s information is readily available in the press release and in the company’s SEC filings under the heading, ‘Factors that may affect future results.’ Now with me today is Max Lukens, Stewart & Stevenson’s Chairman and Interim President and Chief Executive Officer, and John Simmons, Vice President and Chief Financial Officer. I’d now like to turn the call over to Max.

MAX LUKENS, CHAIRMAN AND INTERIM PRESIDENT AND CEO, STEWART AND STEVENSON: Thank you. Good morning, everyone. I’d like to take a few moments this morning to highlight some important activities that are occurring in the company. We issued a press release last night to announce the resignation of Mike Grimes as President and CEO. Mike made numerous contributions to the company over a number of years. We had a profitable FMTV business and he helped secure the new truck contract with the U.S. Army, one of our most important customers. We have a strong balance sheet. He made numerous positive changes to the S&S culture, which the company will benefit in the future. And this will all provide a base for making improvements that we hope to make in the future. I have been Chairman since December of 2002 and I’ve been on the board since 2000. While the board searches for a new CEO, I’ve committed to serving as the Interim CEO until this new person is hired. I will actively manage the company during this transition period. Since December I’ve spent a couple of days a week, every week, in the office dealing with some of the overall Stewart & Stevenson strategies and been a close associate of Mike as he had worked through the operations. The board of directors recognizes that the company has not enjoyed robust markets in many of our businesses and that our returns have, in turn, suffered. While we are appreciative of the actions of

Mike and some of the things we’ve done in the past, returns in our business are not what we wish and they must improve dramatically. We cannot wait for markets to recover to regain and improve our profitability so we will be proactive on several fronts.

We will focus, first, on profitable revenue generation and that would include such items and topics such as market share, new products, new contracts, pricing improvements where we might be able to achieve them and our rental business opportunities that we have in front of us. We will also focus on cost discipline. We will utilize best business practices using the wealth of information we have in our enterprise resource model that we have been working on in the last several years and that will also contribute to effective utilization of our working capital and fixed assets. We will also continue to focus on our very important relationships with our strategic supply partners. Our management leadership team will begin an immediate assessment of each one of our business lines to determine what growth potential we have in those lines, what achievable long-term returns are possible and what tactical business strategies will be required to realize that growth. This process will take a little time, but you should know we’ve already started the process late last evening and so we’ve got an immediate start on the thing. In the remaining part of this call, I’ve anticipated several of your questions and I will try to answer those and on those particular topics. I should point out, however, that I’m not going to deal with the Q3 close or any of the quarterly opportunities. We’ll have a chance to do that in the future, in future calls. From the Chairman’s role down to the CEO role, I probably don’t have all of the detailed information at this point. I would like to have a relevant call and we’ll do that at some later time.

Questions that we have anticipated and that many of you have asked kind of one way or another over a period of time I’d like to deal with those first and then open up for a few brief questions. A question that comes to mind pretty readily is; is what are our biggest profit opportunities? The way I look at it, if we can eliminate our business product line losses and achieve acceptable returns in our power products divisions, our engineered products divisions and our airline business, we will make a good first step into realizing better returns. And if you couple this with the ability of our TVS business to obtain new contracts in the future since they’re doing a very good job for the U.S. Army and they now have prospects for business in the international arena and I believe that we will have some revenue growth opportunities in those. So those would be the biggest opportunities for us. Reversing losses, turning them into profits and pursuing new business. A question has come up on whether we’ll sell any of our businesses. We don’t really have a current plan to do this, but we’re going to through an orderly process and the first place where we start is to require all business lines to have an acceptable return and have plans in place to execute so we can obtain these achievements. We will promptly decide what we should do and how we will pursue revenue opportunities and cost reduction opportunities. We will go forward very quickly. Part of our responsibilities at the end of that process is to periodically decide which companies should stay in the portfolio and that’s something that really comes on the tail end of a very significant effort to gain profitability in those businesses.

A question you also may have, are there many other people changes coming? I believe every dynamic organization continually evaluates the quality and productivity and the utilization of its people. My own preference would be to use our people on revenue generation first, which means we have to gain the highest levels of customer satisfaction and a lot comes with that.

In addition, we will also proactively size our organization to realistic revenue levels. We’ll eliminate unnecessary overhead. We’ll focus on our customers with appropriate costs that will produce desired returns. That gives you kind of a flavor for our overall direction and what I really want to convey to you is I think we know the nature of the opportunities. We have the people to do them. Part of what we want to do is institute a sense of urgency to achieve these objectives and to increase the returns of the company. With that, I would throw it open to questions and I’d also say that these questions I would like to deal with sort of the current topics in hand and I will not get into a lot of the detailed operational things we might normally encounter in a quarterly conference call.

KEN DENNARD: Andrew [ph]?

OPERATOR: Thank you, sir. Ladies and gentlemen, at this time we will begin the question-and-answer session. If you have a question, please press the star followed by the one on your push-button phone. If you would like to decline from the polling process, please press the star followed by the two. You will hear a three-tone prompt acknowledging your selection. We ask, please ask one question and a follow-up and then re-queue for additional questions. If you are using speaker equipment, we do ask that you please lift your handset before pressing the numbers. One moment, please, for the first question. Our first question comes from David Gold [ph]. Please state your company affiliation, followed by your question.

DAVID GOLD, ANALYST, SIDOTI AND COMPANY: Hi, good morning, it’s Sidoti & Company. If you could give a little bit more color by way of at least the search and timing, if you sort of have a time period carved out as to when you think you might replace Mike and if we might see any special charges sort of related to severance or anything of that nature?

MAX LUKENS: OK. What I would say in terms of the timing and the nature of the search, Dr. Darvin Winick is Chairman of the Search Committee and has already begun kind of the process by which we will search for this. These searches, as you know, can take anywhere from a couple of months to maybe a quarter or two and I think one of the important things I want to convey is that during this interim period, we’re not going to wait for the new person to get here to initiate action and to get in some things. The CEO we search for will be aligned with our objectives as I just mentioned and so we will take our time to find a very qualified, industry-relevant person that shares the board and shareholders’ objectives. So that’s number one. In terms of special charges, I would say, obviously, as we go forward we will have charges we’ll recognize for severance and that kind of thing and we’ll just deal with those in the normal course of reporting of what those are.

DAVID GOLD: Sure, but when you say severance or charges related are you speaking specifically to Mike or are you to speaking to some of the other changes that you alluded to?

MAX LUKENS: Well, specifically I was speaking toward Mike. As we go forward, if there are other possibilities for adapting these businesses to the changes that I had mentioned to you and if there are costs incidental to those, in line with our conventional practice, we’ll record those in the quarters that those actions occur.

DAVID GOLD: OK. Very good. Thank you.

OPERATOR: Thank you, sir. Our next question comes from Bill Dasellum [ph]. Please state your company affiliation, followed by your question.

BILL DASELLUM, ANALYST, DAVIDSON INVESTMENT ADVISORS: Davidson Investment Advisors and I have two questions. First of all, Max, was your appointment as Chairman of the Board a prelude to the outcome that we see today? And then secondarily, help us understand, really, what’s different between the strategy that you outlined and the strategy that, you know, I think that we have heard from Mike over past quarters, please? I just wasn’t able to differentiate the two very well.

MAX LUKENS: OK. I can help you on both of those. The answer to your first question is my appointment as Chairman was not a prelude. If you look at our governance principles in the company in relation to emerging legislation such as Sarbanes-Oxley and some of the new things coming out with NYSE and others, you will see that we are in the forefront and a little ahead of most of what seems to be required in terms of the independence of the board of directors, having a separate chairman role versus the CEO and kind of isolating those responsibilities. This company has always had, in recent memory, a separate Chairman and so we’ve been at the forefront of those kind of governance practices. So that’s the answer to the first part of your question. It was a little different. What I’ll add to that is, that I did spend a couple of days a week here looking at overall corporate strategies, also being a second pair of eyes for Mike and being kind of the go-between as these lead directors do these days between boards and management and to have effective communication. So that was the nature of all of that.

The strategy— I would say the change that we’re trying to evidence today is that we have a sense of urgency to get the returns of these companies pointed in an upward direction and we’d like to do it a little faster than we were achieving. Those of you who carefully follow the company — and I’m sure that’s all of you — will note that in many of our product lines it’s been a few quarters where we’ve had unprofitable performance. In the board’s view, that’s too long and we need to do something more proactive to kind of get that started. I think we all share the long-term ultimate goals and objectives and it’s just how fast do we want to get there and what sense of urgency.

BILL DASELLUM: That’s helpful. Thank you.

OPERATOR: Thank you, sir. Our next question comes from James Sanders [ph]. Please state your company affiliation, followed by your question.

JAMES SANDERS, ANALYST, STANDARD AND POORS: Yeah, hi. Good morning. Standard and Poors. Two quick questions. I guess I’m wondering how integral was Mike with winning the most recent FMTV contract? And the second question would be how integral was he with the upcoming British tanker contract?

MAX LUKENS: Here’s what I would say with that. Obviously, the people sitting at the top of the company are only as good as the people who are actually working in the product lines and Mike was integral to the management process of some very fine people who have unearthed these revenue opportunities.

You should also be aware that the way the board operates, the board has been very integral to the process of knowing what’s in these contracts to the extent of judging and evaluating the scope of potential work, improving the contracts. These items of business are so important to the company, the board’s had a lot of involvement in them and a lot of association with the people. So it’s been a bit of a team process here. Mike, obviously, has had some talents and associations with the management of the Army, which have been very beneficial to us, but we have people throughout the corporation that also have those contacts.

JAMES SANDERS: And just as a quick follow-up, is there anything in the Army contract related to management changes? I mean, is there anything that could, you know, impede this contract?

MAX LUKENS: I don’t believe so.

JAMES SANDERS: OK. Thank you.

OPERATOR: Thank you, sir. Our next question comes from Paul Jenkinson [ph]. Please state your company affiliation, followed by your question.

PAUL JENKINSON, ANALYST, STATE STREET RESEARCH: Yes, good morning, State Street Research. Are there any characteristics of the new CEO in terms of quality that— or characteristics that are going to be emphasized in the selection process? And secondly, could you, as a member of the board, share any of the longer-term visions that the board is impatient to see develop in terms of goals or objectives, looking out three to five years?

MAX LUKENS:  In terms of the qualities of the CEO, I think they’re much as you would expect. We, obviously, have very defined business segments, doing tactical vehicles for a large part of our business in our power products business. It’s a service/distribution business that has to do with the diesel application. We have an oil field business and we have an airline business. We would be looking for industry-relevant experience, number one. We would be looking for someone that was proven successful in achieving shareholder returns in whatever company or industry that they were located. And, you know, when we’re looking at the specs, industry relevance is important, but achievement is probably the most important and the drive to achieve acceptable returns is probably what we’d looking, first and foremost. In terms of the longer-term vision, we are in the process— we have been reviewing long-range plans all summer. We are revisiting those plans as we speak. We don’t really have anything new to really add to that process right at the moment.

You used the word, “impatient.’’ The board has been concerned with the lack of profitability in many of our businesses and so for the short term we want to get those companies restored back up to some kind of a profit-making business. We have felt a little constrained, frankly, in the long term until you are running your business as well as you can run the business. You hate to add anything to it until you have demonstrated that you can run what you got. And so that’s our first issue, is to get those things all humming smoothly and then we’ll work from there. We— as you probably know, we have a great balance sheet. We’ve got cash on the balance sheet and very little debt and once we get our house in order and we get it to the levels we would like, we do have some opportunistic kind of things we could do. There’s kind of step one first and step two second.

PAUL JENKINSON: Thank you.

OPERATOR: Thank you, sir. Our next question comes from George Gatfarb [ph]. Please state your company affiliation, followed by your question.

GEORGE GATFARB, ANALYST, ROBERT W. BAIRD: Robert Baird, Milwaukee. If you could just stay with me with this extended question I’m going to ask. Can you comment, one, on any progress the company has made toward determining and disclosing the TVS margin on FMTV-3 [ph]? That’s the first part of the question. The comment to the question is that it’s our understanding that one of the things was holding up disclosure of potential operating margin was the fact that the UK MoD final bid was not in yet, but it was our understanding that was supposed to be in on September 4. Can you update on that and is there a possibility of disclosing at this particular time a margin range on TVS-3, if, in fact, you have submitted your bid on MoD?

MAX LUKENS: George, I am not able to do that in today’s meeting. We are working— As we go forward in the next few months, we’ll be working on our next year’s fiscal forecast and we’ll see how each line of business is projected to do. We are not in a position, for various reasons, to give you any of that information yet.

GEORGE GATFARB: OK. And then follow-up on the obvious disappointment in several of the segments outside TVS, this continuing loss situation in power products, considering the turnaround in the economy, are we going to see this lag some more coming back to profitability? Is there something really wrong with the division? What are you going to do about this one? Because I mean, it’s half your sales.

MAX LUKENS: Yep. It is our— I will say this. It is our chief focus. It is a large revenue segment that is underperforming and you really have two opportunities, which I broadly referred to before. One is revenue generation and the other one, sizing your costs appropriately. And so in the next few days we’ll be going through an iterative process with the product line management of those businesses and looking at those and we will take appropriate steps to restore profitability.

GEORGE GATFARB: OK. All right. Thank you.

OPERATOR: Thank you, sir. Management, at this time, we have no additional questions. Please continue with any further statements.

MAX LUKENS: Thank you very much for your participation and we look forward to talking with you on the next conference call.

OPERATOR: Thank you, sir. Ladies and gentlemen, this will conclude today’s Stewart & Stevenson teleconference presentation. We’d like to thank you for participating on today’s conference call. If you would like to listen to a replay of the presentation, please dial 303-590-3000. You will need to use access code 553292. Once again, if you would like to listen to a replay of today’s presentation, please dial 303-590-3000. You will need to enter access code 553292. At this time we may conclude and you may now disconnect.

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